Exhibit 3.6

                       SUN INTERNATIONAL HOTELS LIMITED


                             ---------------------

I HEREBY CERTIFY that the following is a true and correct copy of Resolutions of the Members of Sun International Hotels Limited passed on the Seventeenth day of May, A.D. 2002:

                  RESOLVED as follows:

                  1. That the name of the Company be changed to KERZNER INTERNATIONAL LIMITED and to effect the same the Company's Memorandum of Association be amended by deleting Clause 1 thereof and substituting therefore the following new clause:

                           1.       The name of the Company is KERZNER
                                    INTERNATIONAL LIMITED.

                  2. That the Articles of Association of Sun International Hotels Limited be, and the same are hereby amended, where necessary, to effect the change of name from Sun International Hotels Limited to KERZNER INTERNATIONAL LIMITED.

         Dated the Seventeenth day of May, A.D. 2002.


                                            /s/ Giselle M. Pyfrom

                                            Assistant Secretary


The Registrar General
The Registry
Nassau, Bahamas

Registration No.: 46 600 B